EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered as of Oct 21, 2018 with an effective date (“Effective Date”) of October 1, 2018 by and between Canbiola, Inc., a Florida corporation located at 960 South Broadway, Suite 120, Hicksville, NY 11801 (the “Company”), and Stanley L. Teeple, a resident of Nevada located at 2872 Sumter Valley Cir., Henderson, NV 89052 (“Employee”) and collectively as the Parties (“Parties”). The Parties agree as follows:

I.      Services Provided.

Company hereby appoints Employee to serve as its Chief Financial Officer (“CFO”) and Secretary (“Secy”), and Employee hereby accepts such appointment. Employee shall provide those services required of an officer of like title of a company of similar size and industry, under the law of the State of Florida, the federal securities laws and other state and federal laws and regulations, as applicable.

II.      Nature of Relationship

The Employee is entitled to all of the rights and benefits along with the responsibilities and obligations of an Employee and shall devote whatever time and effort as required to fulfill his responsibilities.

III.      Employee’s Warranties

Throughout the term of this agreement and for a period of one (1) year thereafter, the Employee agrees he will not, without obtaining Company’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any Company business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with Company.

IV.      Compensation

A.   Base Salary.  As compensation for Employee’s services, Employee shall receive fifteen thousand dollars ($15,000.00) per month (“Base Salary”).  The Base Salary shall be paid in accordance with the Company payroll procedures.  In any month that the full Base Salary cannot be paid, due solely to cash flow considerations as determined by the Company, the difference (“Difference”) between actual gross amount paid and the Base Salary paid shall be compensated by issuance of common shares in the Company.  The shares are earned and fully issuable at the end of each calendar month and may be issued quarterly or other as the Company determines.   The price of the Difference shares shall be equal to 110% of the lowest closing price of the day for the five (5) trading days immediately preceding the end of each month.

B.     Base Salary Increase.  At each annual anniversary of the Agreement, the Base Salary shall be increased at the greater of three percent (3%), or the prior year-end annual percentage increase in EBITDA as reported in the SEC 10K filing.

C.    Incentive Bonus.  Employee will be eligible to receive an annual cash and or stock bonus which will be determined by mutually agreed performance goals which shall be payable upon achievement of those performance goals mutually agreed between Employee and the Company.

D.    Benefits. During the Term, from the Effective Date through the date of termination of Employee’s engagement with the Company for any reason, Employee shall be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs as may be adopted from time to time by the Company on the same basis as that provided to similarly situated Employees or Employees of the Company generally. Without limiting the generality of the foregoing, Employee shall be entitled to the following benefits:

1. Vacation and Sick Pay.  Employee shall be entitled to four weeks paid vacation time and 5 paid days for illness each year. Unused vacation and sick days will roll-over to and be accrued and used in the following years. Further, Employee may take additional paid-time-off, holidays, and sick leave in accordance with the Company Employee Handbook policies.

2.  Reimbursement for Business Expenses. During the Term, the Company shall reimburse Employee for all reasonable expenses incurred by Employee in performing Employee's duties for the Company, on the same basis as similarly situated Employees of the Company generally and in accordance with the Company's policies as in effect from time to time.  This reimbursement shall include office and internet expenses, cell phone, and health insurance coverage.

E.    Preferred Share Issuance. As additional compensation, Employee shall be issued one (1) share of the Company’s Series A Preferred Stock upon execution of this Agreement, which shall be considered fully earned upon issuance.  The Employee may at his sole discretion, may elect to convert one quarter of the Preferred A at the end of each calendar year.   The conversion feature will roll-over to the subsequent years if not converted in the prior years.

V.      Indemnification and Insurance

The Company hereby fully agrees to hold harmless and indemnify Employee as authorized or permitted by law and the Company’s governing documents, as the same may be amended from time to time, except for acts constituting negligence or willful misconduct by Employee.  The current Indemnity Agreement is attached as Exhibit A to this Agreement.

VI.      Term of Agreement

This Agreement shall be in effect from the Effective Date hereof and continue for an initial term of four years (“Term”). This Agreement shall be renewed for consecutive three-year Terms unless either party gives notice of its intent to terminate the Agreement at least 30 days prior to the expiration of the applicable term.

VII.      Employee Termination

A.

Death. Upon termination of Employee’s employment prior to the expiration of the Term by reason of Employee's death, the Company shall pay Employee's designated beneficiary or beneficiaries, within 30 days of Employee's death in a lump sum in cash, (i) Six months of Employee's Base Salary and pro-rated Incentive Bonus from the date of Employee's death, and (ii) any accrued obligations or benefits owed the Employee for that same period of time.

B.

Disability. If, as a result of Employee's incapacity due to physical or mental illness (“Disability”), Employee shall have been absent from the full-time performance of Employee's duties with the Company for a period of three consecutive months and, within 30 days after written notice is provided to Employee by the Company, Employee's employment under this Agreement may be terminated by the Company for Disability and paid in the same manner as in termination by Death per section VII. A. above.

C.

Termination for Cause.  The Company may terminate Employee’s employment under this Agreement with or without Cause at any time and Employee may resign under this Agreement with or without Good Reason at any time. As used herein, “Cause” shall mean: (i) the plea of guilty or nolo contendere to, conviction for, or the commission of, a felony offense by Employee that is not in connection with Employee’s duties or services to the Company and which will reasonably be expected to have a material adverse impact on the Company; (ii) a willful material breach by Employee of a fiduciary duty owed to the Company or any of its subsidiaries; (iii) a knowing and material violation by Employee of any Company policy pertaining to legal compliance or conflicts of interest.  Upon Employee’s (A) termination of employment by the Company for Cause prior to the expiration of the Term or (B) resignation without Good Reason prior to the expiration of the Term, this Agreement shall terminate without further obligation by the Company, except for the payment of any accrued obligations in a lump sum in cash within 30 days of such termination.

D.

Termination by the Employee by the Company for other than Cause.  Upon termination of Employee's employment prior to the expiration of the Term by the Company without Cause or by Employee for Good Reason then:

(i) the Company shall continue to pay Employee the Base Salary through the end of the Term plus 12 months in accordance with the Company’s payroll and payment practices plus an amount equal to the premiums charged by the Company to maintain COBRA benefits continuation coverage for Employee and his eligible dependents to the extent such coverage is then in place;

(ii) the Company shall pay Employee within 30 days of the date of such termination in a lump sum in cash any accrued obligations.

E.

Termination by acquisition or merger.  In the event of a merger or acquisition involving the Company where this Agreement is terminated, the Company shall arrange to pay Employee according to Section VII D. of this Agreement.

F.

Return of Materials.  In the event of any termination of this Agreement, the Employee agrees to return any materials and confidential information of the Company.

VIII.      Sole Agreement

This Agreement supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

IX.      Assignment

This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

X.      Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth herein or as otherwise provided in writing by such party.

Any such notice shall be deemed given when received and notice given by certified mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XI.      Survival of Obligations

Notwithstanding the expiration of termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

XII.      Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this agreement.

XIII.      Governing Laws

This Agreement will be construed in accordance with the laws of the state of California, without resort to conflict of law principles.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers, as of the date first written above.

CANBIOLA, INC.

____________________________________

Marco Alfonsi, CEO

EMPLOYEE

____________

Stanley L. Teeple

EXHIBIT A

INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”) is made and entered into this 21st day of October 2018 but effective the 1st day of October, 2018 by and between Canbiola, Inc., a Florida corporation (the “Company”), and Stanley L. Teeple (“Employee”).

RECITALS

WHEREAS, Employee performs a valuable service to the Company in his capacity as Chief Financial Officer (“CFO”) and Secretary;

WHEREAS, the Company has adopted Bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, Employees and other agents, including persons serving at the request of the Company in such capacities with other corporations or enterprises; and

WHEREAS, in order to induce Employee to continue to serve as CFO and Secretary of the Company, the Company has determined and agreed to enter into this Agreement with Employee;

NOW, THEREFORE, in consideration of Employee’s continued service after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Indemnity of Employee. The Company hereby agrees to hold harmless and indemnify Employee to the fullest extent authorized or permitted by the provisions of the Bylaws and applicable law against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Company) to which Employee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Employee is, was or at any time becomes a director, officer, Employee or other agent of Company, or is or was serving or at any time serves at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise.

2. Limitations on Indemnity. No indemnity shall be paid by the Company:

(a) on account of any claim against Employee solely for an accounting of profits made from the purchase or sale by Employee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b) on account of Employee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) on account of Employee’s conduct that is established by a final judgment as constituting a breach of Employee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Employee was not legally entitled;

(d) for which payment is actually made to Employee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e) if indemnification is not lawful (and, in this respect, both the Company and Employee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f) in connection with any proceeding (or part thereof) initiated by Employee, or any proceeding by Employee against the Company or its directors, officers, Employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NYCRR, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

3. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Employee is a director, officer, Employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise) and shall continue thereafter so long as Employee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Employee was serving in the capacity referred to herein.

4. Partial Indemnification. Employee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Employee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 1 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Employee for the portion thereof to which Employee is entitled.

5. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Employee of notice of the commencement of any action, suit or proceeding, Employee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Employee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Employee notifies the Company of the commencement thereof:

(a)   the Company will be entitled to participate therein at its own expense;

(b)   except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Employee. After notice from the Company to Employee of its election to assume the defense thereof, the Company will not be liable to Employee under this Agreement for any legal or other expenses subsequently incurred by Employee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Employee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Employee unless (i) the employment of counsel by Employee has been authorized by the Company, (ii) Employee shall have reasonably concluded, and so notified the Company, that there is an actual conflict of interest between the Company and Employee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Employee’s separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Employee shall have made the conclusion provided for in clause (ii) above; and

(c)   the Company shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim affected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee without Employee’s written consent, which may be given or withheld in Employee’s sole discretion.

6. Expenses. The Company shall advance, prior to the final disposition of any proceeding, promptly following request therefore, all expenses incurred by Employee in connection with such proceeding upon receipt of an undertaking by or on behalf of Employee to repay said amounts if it shall be determined ultimately that Employee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, applicable law or otherwise.

7. Enforcement. Any right to indemnification or advances granted by this Agreement to Employee shall be enforceable by or on behalf of Employee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. Employee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 1 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Employee is not entitled to indemnification because of the limitations set forth in Section 2 hereof. Neither the failure of the Company (including its board of directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Employee is proper in the circumstances, nor an actual determination by the Company (including its board of directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Employee is not entitled to indemnification under this Agreement or otherwise.

8. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Employee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

9. Non-Exclusivity of Rights. The rights conferred on Employee by this Agreement shall not be exclusive of any other right which Employee may have or hereafter acquire under any statute, provision of the Company’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

10. Survival of Rights.

(a)   The rights conferred on Employee by this Agreement shall continue after Employee has ceased to be a director, officer, Employee or other agent of the Company or to serve at the request of the Company as a director, officer, Employee or other agent of another corporation, partnership, joint venture, trust, Employee benefit plan or other enterprise and shall inure to the benefit of Employee’s heirs, executors and administrators.

(b)   The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

11. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Employee to the fullest extent provided by the Bylaws, the NYCRR or any other applicable law.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid to the parties address of record, or to such other address as may have been furnished to Employee by the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

CANBIOLA, INC.

___________________________________

By:  Marco Alfonsi, CEO

EMPLOYEE

___________________________________

Stanley L. Teeple

Teeple Empl Agr 102118

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